UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2019

LONE STAR GOLD, INC.

(Exact name of registrant as specified in its charter)

           Nevada

(State or Other Jurisdiction of Incorporation)

LONE STAR GOLD, INC.

 (Name of Small Business Issuer in its charter)

Nevada	45-2578051
(State of incorporation)	(IRS Employer Identification No.)

20311 Chartwell Center Drive, Ste. 1469

        Cornelius, NC

                28031

(Address of principal executive office)	(Zip Code)

             (704) 790-9799

(Registrant’s telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 1.01

Entry into a Material Definitive Agreement.

On February 6, 2019, Lone Star Gold, Inc. (the “Company”), entered into an Intellectual Property Purchase Agreement (the “Agreement”) with Good Hemp Living, LLC, a Colorado limited liability company (the “Seller”), to acquire all of the Seller’s intellectual property and related assets (collectively the “Assets”) associated with the Seller’s “Good Hemp” hemp-derived CBD-infused line of consumer beverages (the “Acquisition”), for a purchase price consisting of 12,000,000 shares of the Company’s Class A preferred stock (the “Shares”).

The foregoing description of the Agreement and its terms is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 1.02

Termination of a Material Definitive Agreement.

On February 6, 2019, the Company terminated its acquisition agreement with Infinity, Inc. because the acquisition transaction had not closed by January 14, 2019, as required by the agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On February 12, 2019, the Company closed the Acquisition of the Assets and issued the Shares to the Seller’s owner, Mark Spoone (who was appointed as a director of the Company on December 3, 2018). After closing, the Company is conducting operations under the “Good Hemp Livin” trade name and the http://www.goodhemplivin.com/ website (the contents of which website are not incorporated by reference herein).

Item 3.02

Unregistered Sales of Equity Securities.

The description of the issuance of the Shares to Mr. Spoone set forth in Item 2.01 above is incorporated by reference into this Item 3.02. The issuance of the Shares was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the issuance will not involve a public offering.

Item 5.01

Changes in Control of Registrant.

The description of the issuance of the Shares to Mr. Spoone set forth in Item 2.01 above is incorporated by reference into this Item 5.01. Immediately prior to the issuance to Mr. Spoone, William Alessi, the Company’s CEO and one of its directors, returned 12,000,000 shares of the Company’s Class A preferred stock to the Company for cancellation. Prior to the cancellation, Mr. Alessi owned 24,000,000 shares of the Company’s Class A Preferred Stock, and after Mr. Alessi’s cancellation and the issuance of the Shares to Mr. Spoone, Mr. Alessi and Mr. Spoone each own 12,000,000 shares of the Company’s Class A Preferred Stock.

The cancellation of Mr. Alessi’s Class A preferred shares, and the issuance of the Shares to Mr. Spoone (the “Cancellation and Issuance”), constitutes a change in control of the Company as each share of Class A preferred stock entitles the holder thereof 100 votes per share, and there were approximately 143,361,963 shares of Company common stock outstanding, and 30,000,000 shares of Class A preferred stock outstanding, immediately prior to the Cancellation and Issuance. Mr. Alessi therefore controlled approximately 76.4% of the votes associated with the capital stock of the Company before the Cancellation and Issuance, and after the Cancellation and Issuance, Mr. Alessi and Mr. Spoone now each control approximately 38.2% of the votes associated with the capital stock of the Company.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1

Intellectual Property Purchase Agreement dated February 6, 2019, by and between Lone Star Gold, Inc., and Good Hemp Living, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019

Lone Star Gold, Inc.

By: /s/ William Alessi

William Alessi

Chief Executive Officer